EXHIBIT 10.4


                    AMENDMENT NO. 1 TO THE BLYTHE, CALIFORNIA
                            ASSET PURCHASE AGREEMENT
                    -----------------------------------------


            AMENDMENT NO. 1, dated as of April 13, 1993, to the Blythe, California Purchase Agreement, dated as of November 23, 1992 (the "Asset Purchase Agreement"), by and between Union Oil Company of California, a California corporation ("Seller"), and National Auto/Truckstops, Inc., a Delaware corporation (together with its successors and assigns, "Buyer").

            Pursuant to Section 9.2(a) of the Asset Purchase Agreement, Buyer and Seller desire to amend the Asset Purchase Agreement in order to amend and clarify certain of the terms and provisions contained therein. Capitalized terms used herein but not otherwise defined have the respective meanings specified in the Asset Purchase Agreement.

            Accordingly, the parties hereby agree as follows:

            1.    AMENDMENT OF SECTION 1.1.  The definition of
"Effective Time" in Section 1.1 of the Asset Purchase Agreement is hereby amended by deleting such definition in its entirety and substituting in lieu thereof the following definition:

                  "Effective Time" means 11:59 p.m. Central Time on the Closing
            Date.




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            2.    AMENDMENT OF SECTION 3.9.  Section 3.9 of the Asset Purchase
Agreement is hereby amended by adding the following to the end of such
Section 3.9:

      Seller makes no representation in this Section 3.9 as to its compliance or non-compliance with the Americans with Disabilities Act (the "ADA").

            3. AMENDMENT OF ARTICLE V. Article V of the Asset Purchase Agreement is hereby amended by adding the following new Section 5.12 to the end of such Article V:

                  5.12 POST-CLOSING COVENANT. Seller agrees promptly after the Closing Date to perform the tasks set forth on Section 5.12 of the Disclosure Schedule.

            4. AMENDMENT OF SECTION 7.1. Section 7.1 of the Asset Purchase Agreement is hereby amended by deleting Section 7.1(f) in its entirety and substituting in lieu thereof the following:

                  (f) any claim pursuant to PMPA or any similar or related federal or state statute (including the California Statute) or regulation (including any such claim arising out of or resulting from the execution and delivery of this Agreement or the sale of any of the Acquisition Assets to Buyer) but excluding (x) any such claim to the extent to which it arises out of or results from events which occur after the Closing Date or (y) any such claim against Buyer which arises out of or results from actions which are alleged will be taken by Buyer after the Closing Date (provided, that any claim described in this clause (y) shall not be excluded from the scope of Seller's indemnity in this paragraph (f) if the claim against Buyer is withdrawn or dismissed or it is determined that neither Buyer nor Seller has any Liability in respect of such claim); and

                  (g) Seller's non-compliance as of the Effective Time with the ADA.




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            5. AMENDMENT OF SECTION 7.4. Section 7.4 of the Asset Purchase
Agreement is hereby amended by deleting Section 7.4 in its entirety and substituting in lieu thereof the following:

                  7.4 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made by the parties in Articles III and IV and in any instrument or document furnished in connection herewith shall survive the Closing and any investigation at any time made by or on behalf of the parties hereto and shall expire on the fourth anniversary of the Closing Date, except (i) as to any matter as to which a claim is submitted in writing to the Indemnifying Party prior to such fourth anniversary and identified as a claim for indemnification pursuant to this Agreement, (ii) the inaccuracy of any representation or warranty arising out of the fraud, gross negligence or willful misconduct of Seller or Buyer, which representation and warranty shall survive until sixty (60) days following the expiration of the applicable statute of limitations, including extensions thereof and (iii) any inaccuracy in the representations or warranties set forth in Sections 3.5 and 4.5 of this Agreement, which representations and warranties shall survive until the expiration of sixty
      (60) days following the applicable statute of limitations, including extensions thereof. The covenants of Seller and Buyer hereunder, including the indemnification obligations of Seller under Sections 7.1(b), (d), (e),
      (f) and (g) and the indemnification obligations of Buyer under Sections 7.2(b) and (d), shall survive until the expiration of any applicable statute of limitations. No claim or action for indemnity pursuant to Sections 7.1 or 7.2 hereof for breach of any representation or warranty shall be asserted or maintained by any party hereto after the expiration of such representation or warranty pursuant to the first sentence of this
      Section 7.4 except for claims made in writing prior to such expiration and actions (whether instituted before or after such expiration) based on any claim made in writing prior to such expiration.

            6. SCHEDULES. Attached hereto is an amended and restated Disclosure Schedule that supersedes in its entirety




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the draft form of Disclosure Schedule previously delivered by Seller.

            7. AMENDMENT OF SECTION 9.4. Section 9.4 of the Asset Purchase Agreement is hereby amended by deleting Section 9.4 in its entirety and substituting in lieu thereof the following:

                  9.4 SUCCESSORS AND ASSIGNS. Either party hereto may assign this Agreement or any of its rights or benefits hereunder to any Person, including, without limitation, an assignment by Buyer of some or all of its rights hereunder to any of Buyer's lenders.

            8. COUNTERPARTS. This Amendment No. 1 may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.




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            IN WITNESS WHEREOF, the parties hereto have caused this Amendment
No. 1 to be duly executed by their respective authorized officers as of the day and year first above written.

                        UNION OIL COMPANY OF CALIFORNIA

                        By: /s/ A.J. Eliskalns
                           ------------------------------------
                           Name: A.J. Eliskalns
                           Title: Vice President

                        NATIONAL AUTO/TRUCKSTOPS, INC.

                        By: /s/ Louis J. Mischianti
                           ------------------------------------
                           Name:  Louis J. Mischianti
                           Title: Vice President and Treasurer

                        NATIONAL AUTO/TRUCKSTOPS, INC.

                        By: /s/ Hugh D. Schmieder
                           ------------------------------------
                           Name:  Hugh D. Schmieder
                           Title: Vice President